UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 21, 2019

Date of Report (Date of Earliest Event Reported)

Fortive Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37654	47-5654583
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6920 Seaway Blvd

Everett, WA 98203

(Address of principal executive offices)

Registrant’s telephone number, including area code: (425) 446-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock $.01 par value	FTV	New York Stock Exchange
5.00% Mandatory Convertible Preferred Stock $0.01 par value	FTV.PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2019, Fortive Corporation (the “Company”) appointed Christopher M. Mulhall, age 46, as the Company’s Vice President and Chief Accounting Officer, effective October 25, 2019.

Mr. Mulhall has served as Vice President and Chief Financial Officer of the Company’s Sensing Technologies platform since October 2015. Prior to that role, Mr. Mulhall served as Vice President and Chief Financial Officer of Jacobs Vehicle Systems, a provider of supplemental braking systems for commercial vehicles, from October 2010 to October 2015.

Mr. Mulhall will receive an annual base salary of $350,000, with a target annual bonus opportunity of 65% of his annual base salary, in each case, as prorated for the remainder of 2019. In addition, subject to approval from the Compensation Committee of the Company’s Board of Directors, Mr. Mulhall will be eligible to receive an annual equity grant, with the annual grant in 2020 currently anticipated to be comprised of stock options valued at $250,000 and restricted stock units valued at $250,000, in each case, vesting ratably on an annual basis over a five-year period from the date of grant. Mr. Mulhall will also be entitled to receive a one-time promotional equity grant in 2019 comprised of stock options valued at $250,000 and restricted stock units valued at $250,000, in each case, vesting ratably on an annual basis over a five-year period from the date of grant, and, in connection with his relocation to the Company’s head quarters in Washington, a one-time lump sum cash bonus in the amount of $500,000. Mr. Mulhall will be eligible to participate in the Company’s Severance and Change in Control Plan for Officers and the Company’s Executive Deferred Incentive Plan, each of which is further described in the Company’s Definitive Proxy Statement for the Annual Meeting of Shareholder held on June 4, 2019, and will be entitled to other benefits received by similarly situated employees of the Company.

The Company intends to enter into its standard form of indemnification agreement with Mr. Mulhall. A form of the indemnification agreement was previously filed by the Company as Exhibit 10.10 to Amendment No. 2 to the Company’s Registration Statement on Form 10.

There are no arrangements or understandings between Mr. Mulhall and any other person pursuant to which he was appointed to his position, and Mr. Mulhall is not related to any executive officer or director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTIVE CORPORATION

By:	/s/ Daniel B. Kim
Name: Daniel B. Kim
Title: Vice President - Associate General Counsel and Secretary

Date: October 23, 2019